Exhibit 99.1

M&JK Dream, LLC
11400 W. Olympic Blvd.
Suite 550
Los Angeles, CA 90064

April 30, 2014

Mr. Robert Kelly
Dream Works Animation SKG, Inc.
1000 Flower Street
Glendale, CA 91201

Re:    Notice of Termination of Amended and Restated Non-Exclusive Aircraft Sublease
Agreement

Dear Mr. Kelly:

Pursuant to Section 2.1 of the Amended and Restated Non-Exclusive Aircraft Sublease Agreement (the “Sublease”) dated April 22, 2009, by and between M&JK Dream, LLC (“Lessor”) and Dream Works Animation SKG, Inc. (“Lessee”) regarding the dry sublease of a Boeing 737-7BC (Boeing Business Jet) aircraft, serial no. 30782, registered with the Federal Aviation Administration as N800KS, including its engines, accessories, components and parts (collectively, the “Aircraft”), Lessor hereby notifies Lessee that the Sublease shall terminate within ten (10) days of the date of this notice letter.

Upon termination of this Sublease, a copy of this letter of termination will be filed with:
Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, OK 73125

Pursuant to Section 2.2 of the Lease, Lessee shall settle all accounts and pay Lessor for all amounts due under the Agreement within thirty (30) days of the termination.

Sincerely,

M&JK Dream, LLC

/s/Michael Rutman
By: Michael Rutman
Title: Vice President